                                                                Exhibit 99.1.3.5

                          CERTIFICATE OF INCORPORATION

                                       of

                                ERNST & COMPANY

          The undersigned incorporator, in order to form a corporation under the General Corporation Law of the State of Delaware, certifies as follows:

          1.   Name.  The name of the corporation is Ernst & Company (the
               ----
"Corporation").

          2.   Address; Registered Office and Agent.  The address of the
               ------------------------------------
Corporation's registered office is 32 Lockerman Square, Suite L-100, Dover, County of Kent, Delaware, 19901, and its registered agent at such address is The Prentice-Hall Corporation Systems, Inc.

          3.   Purposes.  The purpose of the Corporation is to engage in, carry
               --------
on and conduct any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

          4.   Capitalization.  The total number of shares which the Corporation
               --------------
shall have authority to issue is Twelve Million (12,000,000) shares, consisting of Five Million (5,000,000) shares of Preferred Stock, having a par value of One Cent ($0.01) per share (hereinafter called "Preferred Stock"), and Seven Million (7,000,000) shares of Common Stock, having a par value of One Cent ($0.01) per share (hereinafter called "Common Stock").

          5.   Rights of Stockholders.  The designation, relative rights,
               ----------------------
preferences and limitations of the shares of each class are as follows:

               5.1 The shares of Preferred Stock may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not cancelled of any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized, and with distinctive serial designations, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such shares of Preferred Stock from time to time adopted by the Board of Directors pursuant to authority so to do which is hereby vested in the Board of Directors. Each series of shares of Preferred Stock (a) may have such voting powers, full or limited, or may be without voting powers; (b) may be entitled to receive dividends at such rate or rates, on such conditions and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or series on stock; (c) may have such rights upon dissolution of, or upon any distribution of the assets of, the Corporation; (d) may be made convertible into or exchangeable for, shares of any other class or classes of any other series of the same or any other classes of shares of the Corporation at such price or prices or at such rates or exchange and with such adjustments; and (e) may have such other relative; participating, optional or other special rights, qualifications, limitations or restrictions thereof; all as shall be stated in said resolution or resolutions providing for the issue of such shares of Preferred Stock.

               5.2 The Corporation shall have the authority to redeem or convert to a fixed income security all or any part of the outstanding shares of Common Stock (and all or any part of any series of Preferred Stock issued with voting powers) owned by any series of Preferred Stock issued with voting powers) owned by any person required to be approved by the Board of Directors of the New York Stock Exchange, Inc. (the "Exchange") as a member, allied member or approved person who fails or ceases to be so approved as may be necessary to reduce such person's ownership of Common Stock (or Preferred Stock as aforesaid) below that level which enables such person to exercise controlling influence over the management or policies of the Corporation.

          6.   Name and Address of Incorporator.  The name and mailing address
               --------------------------------
of the incorporator are: Morris Bienenfeld, Esq., Wolff & Samson, 5 Becker Fara Road, Roseland, New Jersey 07068.

          7.   Election of Directors.  Election of Directors need not be by
               ---------------------
written ballot.

          8.   Limitation of Liability.
               -----------------------

               8.1 No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefits.

               8.2 Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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

          9.   Indemnification.
               ---------------

               9.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgement in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgements, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation may be similarly indemnified in respect of service to the Corporation or to an Other Entity at the request of the Corporation to the extent the Board of Directors at any time specifies that such persons are entitled to the benefits of this Section 9.

               9.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that, if required by
                                      --------  -------
the Delaware General Corporation Law, such expenses incurred by or on behalf of any director or officer or other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be indemnified for such expenses.

               9.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               9.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               9.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 9, the By-laws or under Section 145 of the Delaware General Corporation Law or any other provision of law.

               9.6 The provisions of this Section 9 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 9 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer, or other person intend to be legally bound. No repeal or modification of this Section 9 shall effect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts.

               9.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 9 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel and stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

               9.8 Any director or officer of the Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or
(ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

               9.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 9 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that if not such notice is given, the right to
        --------  -------
indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          10.  By-Laws.  The Board of Directors may, from time to time, make,
               -------
amend or repeal the By-Laws of the Corporation; provided, however, that any By-
                                                --------  -------
laws made, amended or repealed by the Board of Directors may be amended or repealed, and any By-laws may be made, by the stockholders of the Corporation by vote of a majority of the holders of shares of stock of the Corporation entitled to vote in the election of directors of the Corporation.

     WITNESS the signature of this Certificate this 23rd day of September, 1993.



                                         /s/ MORRIS BIENENFELD
                                         ---------------------------------
                                         Morris Bienenfeld
                                         Incorporator

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ERNST & COMPANY


          The undersigned, Ernst & Company (the "Corporation"), a corporation existing under the laws of the State of Delaware, hereby certifies as follows:

          1.   The name of the Corporation si Ernst & Company.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of Delaware on September 23, 1993.

          3. The amended and restated Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

          4. The text of the Certificate of Incorporation is amended to read in full as follows:

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                ERNST & COMPANY


          1.   Name.  The name of the corporation is Ernst & Company (the
               ----
"Corporation").

          2.   Address; Registered Office and Agent.  The address of the
               ------------------------------------
registered office of the Corporation in Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the Corporation as such address is Corporation Service Company.

          3.   Purposes.  The purpose of the Corporation is to engage in any
               --------
lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "Delaware General Corporation Law").

          4.   Capitalization.  The total number of shares of stock which the
               --------------
Corporation is authorized to issues is 100 shares of Common Stock, par value $.01 per share.

          5.   Rights of Stockholders.
               ----------------------

               5.1 The Corporation shall have the authority to redeem or convert to a fixed income security all or any part of the outstanding shares of Common Stock owned by any person required to be approved by the Board of Directors of the New York Stock Exchange, Inc. as a member, allied member or approved person who fails or ceases to be so approved as may be necessary to reduce such person's ownership of Common Stock below that level which enables such person to exercise controlling influence over the management or policies of the Corporation.

               5.2 No dividend shall be declared or paid which shall impair the capital of the Corporation nor shall any distribution of assets be made to any stockholder unless the value of the assets of the Corporation remaining after such payment or distribution is at least equal to the aggregate of its debts and liabilities, including capital.

          6.   By-laws.  The Board of Directors shall have the power to adopt,
               -------
amend or repeal By-laws subject to the power of the stockholders to adopt By-laws and to amend or repeal By-laws adopted by the Board of Directors.

          7.   Limitation of Liability.  The personal liability of the Directors
               -----------------------
of the Corporation is hereby eliminated to the fullest extent permitted by the provisions of paragraph (7) of subsection (b) of (S)102 of the Delaware General Corporation Law. If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a Director, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

          8.   Indemnification.
               ---------------

               8.1 To the extent not prohibited by law, the Corporation shall indemnify any person who is or was made, or threatened to be made, a party to any threatened, pending or completed action, suit or proceeding (a "Proceeding"), whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that such person, or a person of whom such person is the legal representative, or is or was a director or officer of the Corporation, or is or was serving in any capacity at the request of the Corporation for any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise (an "Other Entity"), against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys' fees and disbursements). Persons who are not directors or officers of the Corporation to the extent the Board at any time specifies that such persons are entitled to the benefits of this Section 8.

               8.2 The Corporation shall, from time to time, reimburse or advance to any director or officer or other person entitled to indemnification hereunder the funds necessary for payment of expenses, including attorneys' fees and disbursements, incurred in connection with any Proceeding, in advance of the final disposition of such Proceeding; provided, however, that if required by the
                                      --------  -------
General Corporation Law, such expenses incurred by or on behalf of any director or officer of other person may be paid in advance of the final disposition of a Proceeding only upon receipt by the Corporation of an undertaking, by or on behalf of such director of officer (or other person indemnified hereunder), to repay any such amount so advanced if it shall ultimately be determined by final judicial decision from which there is no further right of appeal that such director, officer or other person is not entitled to be determined for such expenses.

               8.3 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall not be deemed exclusive of any other rights to which a person seeking indemnification or reimbursement or advancement of expenses may have or hereafter be entitled under any statute, this Certificate of Incorporation, the By-laws of the Corporation (the "By-laws"), any agreement, any vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

               8.4 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall continue as to a person who has ceased to be a director or officer (or other person indemnified hereunder) and shall inure to the benefit of the executors, administrators, legatees and distributees of such person.

               8.5 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, office, employee or agent of an Other Entity, against any liability asserted against such person and incurred by such person in any capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Section 8, the By-laws or under Section 145 of the General Corporation Law or any other provision of law.

               8.6 The provisions of this Section 8 shall be a contract between the Corporation, on the one hand, and each director and officer who serves in such capacity at any time while this Section 8 is in effect and any other person indemnified hereunder, on the other hand, pursuant to which the Corporation and each such director, officer or other person intend to be legally bound. No repeal or modification of this Section 8 shall affect any rights or obligations with respect to any state of facts then or theretofore existing or thereafter arising or any proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

               8.7 The rights to indemnification and reimbursement or advancement of expenses provided by, or granted pursuant to, this Section 8 shall be enforceable by any person entitled to such indemnification or reimbursement or advancement of expenses in any court of competent jurisdiction. The burden of proving that such indemnification or reimbursement or advancement of expenses is not appropriate shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel and stockholders) to have made a determination prior to the commencement of such action that such indemnification or reimbursement or advancement of expenses is proper in the circumstances nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel and stockholders) that such person is not entitled to such indemnification or reimbursement or advancement of expenses shall constitute a defense to the action or create a presumption that such person is not so entitled. Such a person shall also be indemnified for any expenses incurred in connection with successfully establishing his or her right to such indemnification or reimbursement or advancement of expenses, in whole or in part, in any such proceeding.

               8.8 Any director or officer of the Corporation serving in any capacity (i) another corporation of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation or (ii) any employee benefit plan of the Corporation or any corporation referred to in clause (i) shall be deemed to be doing so at the request of the Corporation.

               8.9 Any person entitled to be indemnified or to reimbursement or advancement of expenses as a matter of right pursuant to this Section 8 may elect to have the right to indemnification or reimbursement or advancement of expenses interpreted on the basis of the applicable law in effect at the time of the occurrence of the event or events giving rise to the applicable Proceeding, to the extent permitted by law, or on the basis of the applicable law in effect at the time such indemnification or reimbursement or advancement of expenses is sought. Such election shall be made, by a notice in writing to the Corporation, at the time indemnification or reimbursement or advancement of expenses is sought; provided, however, that no such notice is given, the right to
        --------  -------
indemnification or reimbursement or advancement of expenses shall be determined by the law in effect at the time indemnification or reimbursement or advancement of expenses is sought.

          This Amended and Restated Certificate of Incorporation was declared advisable by the Board of Directors of the Corporation and was duly adopted by the Board of Directors in accordance with the provisions of Section 245 of the Delaware General Corporation Law.


Dated:    February 27, 1998


                                   ERNST & COMPANY


                                   /s/ DANIEL J. CRISTOFANO
                                   ------------------------
                                   Name:  Daniel J. Cristofano
                                   Title:

                            CERTIFICATE OF AMENDMENT
                                       OF
                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ERNST & COMPANY
    (Pursuant to Section 242 of the General Corporation Law of the State of
                                   Delaware)


          Ernst & Company, a corporation existing under the laws of the State of Delaware, hereby certifies:

          1. The name of the Corporation is Ernst & Company.

          2. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on the 23rd day of September, 1993.

          3. The Amended and Restated Certificate of Incorporation as of the Corporation is hereby amended by striking out clause one in its entirety and substituting a new clause one, which reads in its entirety:

                    "1. The name of the corporation is Investec Ernst & Company (the "Corporation")."

          4. The foregoing amendment was declared advisable by the Board of Directors of the Corporation pursuant to a resolution dated May 10, 1999 duly adopting the amendment, and was duly adopted in accordance with the provisions of Section 22(b) of the General Corporation Law of the State of Delaware by the written consent of the sole stockholder of the Corporation.



               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 1st day of June, 1999.


                                   ERNST & COMPANY


                                   /s/ WILLIAM P. BEHRENS
                                   ----------------------
                                   Name:  William P. Behrens
                                   Title:   Chief Executive Officer






















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